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                                                                    Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Form 10-QSB of the registrant for the quarterly period ended September 30, 1996, of our report dated April 19, 1996, on our audits of the financial statements of Telegen Communications Corporation (formerly Telegen Corporation), a California corporation, as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994.




COOPERS & LYBRAND, L.L.P.


Sacramento, California
November 12, 1996